Filed Pursuant to Rule 424(b)(3)
                                               SEC File No. 333-72710


                           PROSPECTUS SUPPLEMENT NO. 2
                     (TO PROSPECTUS DATED JANUARY 29, 2002)


                         ------------------------------
                         CAP CENTRAL ACCESS POINT, INC.
                             SHARES OF COMMON STOCK
                         ------------------------------



     This Prospectus Supplement No. 2 supplements and amends the Prospectus dated January 29, 2002, relating to the shares of common stock, par value $ 0.01 per share, of CAP Central Access Point, Inc. offered by certain selling shareholders.

     The purpose of this Prospectus Supplement is to amend the offering price, to provide supplemental information regarding a recent private placement financing, and to supply updated financial information contained in our Annual Report on Form 10-KSB for the year ended September 30, 2002 and our Quarterly Report on Form 10-QSB for the interim period ending March 31, 2003.

     The Prospectus, including this supplement, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, with respect to offers and sales of the Common Stock.

     Prospective investors should carefully consider matters discussed under the caption "RISK FACTORS" beginning on page 3 of the prospectus. We are a development stage company, and there is currently no trading market for our shares.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus Supplement No. 1 is May 16, 2003.

OFFERING PRICE

The offering price of the securities is $.05 per share.


RECENT PRIVATE PLACEMENT OF COMMON STOCK

     In August, 2002, we completed a private placement of 290,851 shares of our $.001 par value common stock to 21 purchasers at $.05 per share, for total proceeds to the company of $18,293. The shares were offered and sold by our officers in private transactions, without the use of an underwriter or broker, and without payment of any sales commission or underwriting fee.

     The sales were made in reliance on the exemption authority provided by
Section 4(2) of the Securities Act of 1933, as amended, respecting offers and sales not involving a public offering. Certain of the offers and sales were made in foreign jurisdictions in further reliance on Regulation S. The share certificates, when issued, will bear a legend regarding resale restrictions under either Rule 144 or Regulation S, as appropriate.

     We believe that none of the sales were made to persons who are affiliates of the Company, or whose purchases would cause them to become "control persons" subject to the disclosure requirements of the Securities Exchange Act of 1934.


SHARES OUTSTANDING AND NUMBER OF STOCKHOLDERS

     As of May 15, 2003 we had a total of 13,065,851 shares of common stock issued and outstanding, held by 40 record holders and an unknown number of holders in nominee or street name.

FINANCIAL STATEMENTS

For the Six Months Ended March 31, 2003 (unaudited)



                                  [LETTERHEAD]
                             Randy Simpson CPA, P.C.
                            11775 South Nicklaus Road
                                Sandy, Utah 84092
                           Fax & Phone (801) 572-3009





Board of Directors and Stockholders
CAP Central Access Point, Inc.
(A Development Stage Company)
Las Vegas, NV

INDEPENDENT AUDITORS' REVIEW

I have reviewed the accompanying balance sheet of CAP Central Access Point, Inc. (A Development Stage Company) as of March 31, 2003, and the related statements of operations, stockholders' equity and cash flows for the six months ended March 31, 2003, 2002, and from the period of inception (August 8, 2002) through March 31, 2003, in accordance with Statements on Standards of Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of CAP Central Access Point, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.



Randy Simpson, CPA, P.C.
A Professional Corporation
May 6, 2003
Sandy, Utah

                         CAP CENTRAL ACCESS POINT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                      March 31,
                                                         2003
                                                      ---------
         ASSETS                                      (Unaudited)

Current Assets:
     Cash                                             $  11,410
                                                      ---------
           Total Current Assets                          11,410

                                                      ---------
           Total Assets                               $  11,410
                                                      =========

        LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts Payable                                 $       -
                                                      ---------
           Total Current Liabilities                          -

Stockholders' Equity:
     Common stock, $.001 par value; authorized
        50,000,000 shares, issued and outstanding
        13,065,851 shares at March 31, 2003              13,066

           Paid-in Capital                               24,827
           Accumulated Deficit                          (26,483)
                                                      ---------
           Total Stockholders' Equity                    11,410

                                                      ---------
Total Liabilities and Stockholders' Equity            $  11,410
                                                      =========


               See Accompanying Notes to the Financial Statements.

                         CAP CENTRAL ACCESS POINT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                    Unaudited
                            STATEMENTS OF OPERATIONS


                                     Six Months          Six Months        From Inception
                                       Ended                 Ended       (August 8, 2001) to
                                   March 31, 2003       March 31, 2002      March 31, 2003
                                   --------------       --------------     ----------------
                                    (Unaudited)           (Unaudited)        (Unaudited)

Income:                             $           -        $           -       $           -
                                   --------------       --------------      --------------
         Total Income                           -                    -                   -

 Expenses:
     Organizational costs           $           -                6,500       $       6,500
     General and adminstrative              1,890                1,051              13,594
     Professional fees                        708                4,745               6,389
                                   --------------       --------------      --------------
         Total Expenses                     2,598               12,296              26,483

                                   --------------       --------------      --------------
         Net Loss                   $      (2,598)       $     (12,296)      $     (26,483)
                                   ==============       ==============      ==============

         Net Loss  Per Common Share
         (basic and fully dilutive)      $ (0.00)             $ (0.00)
                                   ==============       ==============

         Weighted Average Shares
         Common Stock Outstanding      13,065,851           12,700,000
                                   ==============       ==============


               See Accompanying Notes to the Financial Statements.

                         CAP CENTRAL ACCESS POINT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
            FROM INCEPTION (AUGUST 8, 2001) THROUGH DECEMBER 31, 2002
                                   (Unaudited)


                                                             Common        Common
                                                             Stock         Stock       Paid-In     Accumulated    Total
                                                             Shares        Amount      Capital      Deficit       Equity
                                                         --------------- -----------  ----------  ------------  -----------

August 8, 2001; common stock issued for services;
valued at $.001 (par value)                                   2,500,000   $   2,500    $    100     $       -   $    2,600

September 7, 2001; common stock issued in connection
with its initial offering at $.00167 per share               10,200,000      10,200       6,800             -       17,000

Contribution to capital by founders                                   -           -         100             -          100

     Net loss from inception (August 8, 2001)
       through September 30, 2001                                     -           -           -        (6,528)      (6,528)

August 19, 2002; common stock issued in connection
witha private placement; at $.05 per share ($18,293)            365,851         366      17,927             -       18,293

     Net loss for the year ended September 30, 2002

     Net loss for the six months ended March 31, 2003                 -           -           -        (2,598)      (2,598)

                                                         --------------- -----------  ----------  ------------  -----------
                   Balances at March 31, 2003                13,065,851  $   13,066   $  24,827    $  (26,483)  $   11,410
                                                         =============== ===========  ==========  ============  ===========


               See Accompanying Notes to the Financial Statements.

                          CAP CENTRAL ACCESS POINT INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                          Six Months          Six Months         From Inception
                                                            Ended               Ended         (August 8, 2001) to
                                                        March 31, 2003      March 31, 2002       March 31, 2003
                                                      -----------------   -----------------    -------------------

Cash Flows Used In Operating Activities:
    Net  Loss                                             $   (2,598)         $  (12,296)           $  (26,483)

Expenses not requiring cash:
     Common stock issued for services                              -                   -                 2,500

Adjustments to Reconcile Net Los
  to Cash Flows used in Operations:

     Increase (decrease) in prepaid expenses                       -                (255)                    -
     (Increase) decrease in accounts payable                     360                   -                     -
                                                        --------------      --------------        --------------
        Net Cash used in operating activities                 (2,958)            (12,551)              (23,983)

Cash Flows provided by Financing Activities:

     Increase (decrease) in loans from officers                    -               2,500                     -
     Contributions to capital from Company Stockholders            -                   -                   100
     Common stock issued for cash                                  -                   -                35,293
                                                        --------------      --------------        --------------
        Net Cash Provided by Financing Activities                  -               2,500                35,393
                                                        --------------      --------------        --------------
            Net Decrease in Cash                              (2,958)            (10,051)               11,410

            Cash at Beginning of Period                       14,368              13,072                     -

                                                        --------------      --------------        --------------
                 Cash at End of Period                    $   11,410          $    3,021            $   11,410
                                                        ==============      ==============        ==============



              See Accompanying Notes to the Financial Statements.

                         CAP CENTRAL ACCESS POINT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2003

1.   ORGANIZATION AND ACCOUNTING POLICIES

     CAP Central Access Point, Inc. (the Company), was organized on August 8, 2001 as a Nevada corporation, for the purpose of designing, manufacturing and marketing an "Internet Connection Kiosk" (ICK). CAP Central Access Point, Inc. is a development stage company and is currently in process of structuring the Company's marketing plan, as well as designing and engineering the "ICK". The Company's accounting policies are as follows: forming

     1.   The Company uses the accrual method of accounting.

     2. Earnings per share is computed using the weighted average number of shares of common stock outstanding.

     3. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

     The Securities Exchange Commission (SEC) recently issued Financial Reporting release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies". The SEC defines the most critical accounting policies as those that are most important to the portrayal of a company's financial condition and operating results, and which require management to make its most difficult and subjective judgments, often as a result from the need to make estimates of matters that are inherently uncertain. Based on this definition and the fact that the Company is a "development stage company" and has only recently begun minimal operations, the Company's most critical accounting policies would include the valuation of stock transactions for services and capital obtained through the sale of common stock. Both transactions are reflected in the Statement of Stockholders' Equity. The Company will need to obtain sufficient financial resources to carry out its intended plan of operations. Realization of asset values will eventually be impacted by its ability to raise capital or commence commercially profitable operations.

2.   COMMON STOCK

     On August 8, 2001, 2,500,000 shares were issued to the Company's founders for services rendered in connection with preparation of the initial registration statement and organization activities performed on behalf of the Company. Currently the Company has authorized 50,000,000 shares common stock with 12,700,000 shares issued and outstanding.

3.   PRIVATE PLACEMENT OF COMMON STOCK

     On September 9, 2001, the Company completed a private placement, wherein 10,200,000 shares were issued at $.00167 per share; $17,000 was raised, all of which was used for expenses related to the registration statement filed on November 2, 2001. On August 19, 2002, the Company issued 365,851 shares of common stock at $.05 per share ($18,293), finalizing their second private placement. As of December 31, 2002, $5,729 of the total proceeds was used for the Company's minimal general and administrative costs. The majority of the remaining $12,564 balance will be utilized for future operations. The Company will continue raising capital in this manner in order to provide the financial resources necessary to bring operations to a level of revenue production.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

We have only recently organized and commenced operations, and have extremely limited financial resources. We are considered to be a company in the development stage, as we have no revenues from business operations. We expect to raise additional capital over the next 12 months by selling our common stock or perhaps other securities of the Company, but we have not formulated a specific plan and have no commitments from any underwriter or prospective investor. When we issue new equity securities, the proportionate ownership of then-existing security holders will be diminished ("dilution"). If we do not succeed in raising capital, our business may fail.

We have not yet determined the total amount of capital that will be needed to fund our operations to the point of producing revenues. However, we do not plan to incur any significant operating costs until such time as we have worked out a detailed budget and cash flow projections, and have received commitments for the required financing from private investors, underwriters, banks, venture capital firms, or some combination of sources.

Initially, the primary marketing effort will continue to be the officers' direct contacts with prospective location owners and managers, at nominal cost to the company. The scope of implementation of our longer-term marketing strategy will depend upon the success of our capital formation efforts, of which we are currently uncertain. We believe a minimum expenditure on marketing during the next 12 months of about $50,000 will be necessary in order to capture a meaningful level of advertiser interest, and perhaps an additional $100,000 to secure sufficient advertiser orders to produce a consistent revenue stream.

We had hoped to begin placements of fully-operational ICK units by the late summer of 2002. However, we have experienced greater than expected difficulty in securing capital, which we now believe may continue until the equity markets and general investment climate for speculative investments improves. We cannot predict when, if ever, such a market improvement will occur, but until we obtain additional funding our activities will necessarily be limited to further development efforts and limited marketing activities by our officers.

On January 29, 2002 our registration statement under the Securities Act of 1933, as amended, became effective. We are in the process of applying for listing on the NASD Over-the-Counter Bulletin Board (OTC-BB) market. We expect that such listing will facilitate our capital formation efforts, but we cannot be certain of that result or even that we will be successful in achieving the listing.

For the Year Ended September 30, 2002 (audited)


                             Randy Simpson CPA, P.C.
                            11775 South Nicklaus Road
                                Sandy, Utah 84092
                           Fax & Phone (801) 572-3009


Board of Directors and Stockholders
CAP Central Access Point, Inc.
(A Development Stage Company)
Las Vegas, NV

INDEPENDENT AUDITORS' REPORT

I have audited the accompanying balance sheet of CAP Central Access Point, Inc. (A Development Stage Company) as of September 30, 2002, and the related statements of operations, shareholders' equity and cash flows from inception (August 8, 2001) through September 30, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on our audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit of the financial statements provides a reasonable basis for my opinion.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of CAP Central Access Point, Inc. (a Development Stage Company) as of September 30, 2002, and the results of operations, shareholders' equity and cash flows from inception (August 8, 2001) through September 30, 2002, in conformity with generally accepted accounting principles.


Randy Simpson, CPA, P.C.
A Professional Corporation
December 5, 2002
Sandy, Utah

                      CAP CENTRAL ACCESS POINT, INC.
                      (A DEVELOPMENT STAGE COMPANY)

                              BALANCE SHEET


                            ASSETS                        September 30,
                                                              2002
                                                          ------------
Current Assets:
     Cash                                                 $    14,368
                                                          ------------
                           Total Current Assets                14,368

                                                          ------------
                                   Total Assets           $    14,368
                                                          ============

                LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts payable                                     $       360
                                                          ------------
                      Total Current Liabilities                   360

Stockholders' Equity:
     Common stock, $.001 par value;
       authorized 50,000,000 shares,
       issued and outstanding 13,065,851
       shares at September 30, 2002.                           13,066

                                Paid-In Capital                24,827

                     Deficit Accumulated During
                              Development Stage               (23,885)
                                                          ------------
                     Total Stockholders' Equity                14,008

                                                          ------------
     Total Liabilities and Stockholders' Equity           $    14,368
                                                          ============


               See Accompanying Notes to the Financial Statements.

                         CAP CENTRAL ACCESS POINT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                           From Inception         From Inception
                                       Year Ended         (August 8, 2001)       (August 8, 2001)
                                      September 30,           through                through
                                          2002           September 30, 2001     September 30, 2002
                                     --------------------------------------------------------------
Income:                                $           -        $             -        $             -
                                     --------------------------------------------------------------
                       Total Income                -                      -                      -

 Expenses:
     General and administrative               11,677                     28                 11,705
     Organizational costs                          -                  6,500                  6,500
     Professional fees                         5,680                      -                  5,680
                                     --------------------------------------------------------------
                     Total Expenses           17,357                  6,528                 23,885

                                     --------------------------------------------------------------
                           Net Loss    $     (17,357)       $        (6,528)       $       (23,885)
                                     ==============================================================

            Weighted Average Shares
           Common Stock Outstanding       12,743,101
                                     ================

          Net Loss Per Common Share
         (Basic and Fully Dilutive)     $     (0.001)
                                     ================



             See Accompanying Notes to the Financial Statements.

                         CAP CENTRAL ACCESS POINT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY
           From Inception (August 8, 2001) through September 30, 2002



                                                  Common       Common
                                                  Stock        Stock       Paid-In   Accumulated     Total
                                                  Shares       Amount      Capital     Deficit      Equity
                                                ---------------------------------------------------------------
August 8, 2001; common stock
  issued for services; valued
  at $.001 (par value).                           2,500,000  $    2,500    $      -    $      -     $   2,500

September 7, 2001; common
  stock issued for cash;
  valued at $.00167                              10,200,000      10,200        6,800           -        17,000


Contribution to capital                                   -           -          100           -           100

August 19, 2002; common
  stock issued for cash;
  valued at $.05 per share ($18,293)                365,851         366       17,927           -        18,293

Net loss from inception (Aug. 8, 2001)
  through September 30, 2002                              -           -            -     (23,885)      (23,885)

                                                ---------------------------------------------------------------
   Balances at Year Ended September 30, 2002     13,065,851  $   13,066    $  24,827   $ (23,885)   $   14,008
                                                ===============================================================


               See Accompanying Notes to the Financial Statements.

                         CAP CENTRAL ACCESS POINT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                         From Inception     From Inception
                                                         Year Ended     (August 8, 2001)   (August 8, 2001)
                                                        September 30,        through           through
                                                            2002        September 30, 2001 September 30, 2002
                                                       ---------------- ------------------ -----------------
Cash Flows used In Operating Activities:
                                            Net  Loss    $     (17,357)     $      (6,528)    $     (23,885)

     Contributions to capital                                        -                100               100

Expenses not Requiring an Outlay of Cash:
     Common stock issued for services                                -              2,500             2,500

Adjustments to Reconcile Net Income to Net Cash
   Provided by Operations:
     Increase in accounts payable                                  360                  -               360
                                                       ---------------- ------------------ -----------------
                Net Cash used in Operating Activities          (16,997)            (3,928)          (20,925)

Cash Flows Provided by Financing Activities:
     Common stock issued for cash                               18,293             17,000            35,293
                                                       ---------------- ------------------ -----------------
            Net Cash Provided by Financing Activities           18,293             17,000            35,293

                                                       ---------------- ------------------ -----------------
                                 Net Increase in Cash            1,296             13,072            14,368

                          Cash at Beginning of Period           13,072                  -                 -

                                                       ---------------- ------------------ -----------------
                                Cash at End of Period    $      14,368      $      13,072     $      14,368
                                                       ================ ================== =================


     See Accompanying Notes to the Financial Statements.

                         CAP CENTRAL ACCESS POINT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2002

1. ORGANIZATION AND ACCOUNTING POLICIES

CAP Central Access Point, Inc. (the Company), was organized on August 8, 2001 as a Nevada corporation, for the purpose of designing, manufacturing and marketing an "Internet Connection Kiosk" (ICK). The Company is a development stage company and is currently in the process of developing a marketing plan, as well as designing and engineering the "ICK". The Company's accounting policies are as follows:

1.   The Company uses the accrual method of accounting.

2. Earnings per share is computed using the weighted average number of shares of common stock outstanding.

3. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

The Securities Exchange Commission (SEC) recently issued Financial Reporting release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies". The SEC defines the most critical accounting policies as those that are most important to the portrayal of a company's financial condition and operating results, and which require management to make its most difficult and subjective judgments, often as a result from the need to make estimates of matters that are inherently uncertain. Based on this definition and the fact that the Company is a "development stage company" and has only recently begun minimal operations, the Company's most critical accounting policies would include the valuation of stock transactions for services and capital obtained through the sale of common stock., Both transactions are reflected in the Statement of Stockholders' Equity. The Company will need to obtain sufficient financial resources to carry out its intended plan of operations. Realization of asset values will eventually be impacted by its ability to raise capital or commence commercially profitable operations.

2. COMMON STOCK

On August 8, 2001, 2,500,000 shares were issued to the Company's founders for services rendered in connection with preparation of the initial registration statement and organization activities performed on behalf of the Company. Currently the Company has authorized 50,000,000 shares common stock with 12,700,000 shares issued and outstanding.

3.  PRIVATE PLACEMENT OF COMMON STOCK

On September 9, 2001, the Company completed a private placement, wherein 10,200,000 shares were issued at $.00167 per share; $17,000 was raised, all of which was used for expenses related to the registration statement filed on November 2, 2001. On August 19, 2002, the Company issued 365,851 shares of common stock at $.05 per share ($ 18,293), thus completing a second private placement. From the second private placement, $3,925 went to general and administrative costs. The remaining balance of $14,368 will fund future operations. The Company intends to continue raising capital in this manner as a means of providing financial resources necessary to bring operations to a level of revenue production.


WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the U.S. Securities and Exchange Commision (SEC). You may read and copy any document we file with the SEC at the SEC's public reference room located at 450 5th Street, N.W., Washington, D.C. 20549. Or, you may call the SEC at 800-732-0330 for information on the operation of public reference rooms in New York and Chicago. Copies of these materials are also accessible from the SEC's website at http://www.sec.gov.

The SEC permits us to "incorporate by reference" the information we file with them, meaning that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this Prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934.

o Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 filed with the SEC on December 10, 2002.

o Our Quarterly Report on Form 10-QSB for the period ended March 30, 2003 filed with the SEC on May 14, 2003.

We will provide to you, without charge, printed copies of these filings, upon your written, telephonic, or electronic request to our investor relations office at:

          CAP Central Access Point, Inc.
          c/o SCG Invstor Relations
          1973 N. Nellis Blvd.
          Las Vegas, NV  89115
          (702)595-7683
          info@securitiescompliancegroup.com